Exhibit F-1

                                                               June 21, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Application of Emera Inc., Bangor Hydro-Electric Co., Nova Scotia Power Incorporated, and Bangor Var Co., Inc., collectively ("Applicants") on Form U-1 File No. 070-09787

Dear Ladies and Gentlemen:

     Emera Incorporated ("Emera"), a company formed under the laws of the Province of Nova Scotia, Canada; Bangor Hydro-Electric Co. ("BHE"), a Maine electric public utility company and a holding company currently exempt by order under Section 3(a)(1) of the Public Utility Holding Company Act of 1935 (the "1935 Act" or "Act"); Nova Scotia Power Incorporated ("NSPI"), Emera's wholly owned electric utility subsidiary company; Emera US Holdings Inc. ("Emera USH"), a wholly owned subsidiary of Emera; BHE Holdings Inc. ("BHEH"), a wholly owned subsidiary of Emera USH, and Bangor Var Co., Inc. ("Bangor Var"), a wholly owned subsidiary of BHE; collectively ("Applicants"), have applied to the Commission for approval in connection with Emera's acquisition of the outstanding common stock of BHE and its public-utility subsidiary companies (the "Merger"). Emera, Emera USH and BHEH will register as holding companies under the Act after completion of the Merger. Consequently, Emera has requested financing, affiliate transaction and other authorizations necessary to operate a registered holding company system in accordance with the Act.

     I am a member of the Barristers Society of the Province of Nova Scotia, Canada, the place of incorporation of Emera. For purposes of this opinion and to the extent I deemed necessary, I have relied on advice from counsel employed or retained by Emera, in particular, LeBoeuf, Lamb, Greene & MacRae, L.L.P., and Preti, Flaherty, Beliveau, Pachios & Haley, L.L.C., who are experts in the laws applicable to the Applicants.

     In connection with this opinion, I or attorneys in whom I have confidence, have examined originals or copies, certified or otherwise identified to my satisfaction, of such records and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions expressed in this letter. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon statements contained in the Application.

     The opinions expressed below are subject to the following assumptions, qualifications, limitations, conditions and exceptions:

o The Commission shall have duly entered an appropriate order or orders with respect to the proposed transactions and exemptions, as described in the Application, permitting the Application to become effective under the Act and the rules and regulations thereunder, and the proposed transactions shall be consummated in accordance with the Application and the Commission's orders.

o No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

o Appropriate corporate actions will have been taken by both the issuer and acquirer of the securities contemplated by the Application and the documents transferring the securities will have been duly authorized, executed and delivered.

o Each of the Applicants, and their subsidiaries involved in the proposed transactions, will at the time of the proposed transactions be a duly incorporated corporation or duly formed limited liability company.

     Based upon the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, I am of the opinion that, in the event the proposed transactions are consummated in accordance with the Application:

     (a) all state and federal laws applicable to the proposed transactions will have been complied with;

     (b) the issuer of any securities proposed in the Application would be duly formed or incorporated under the laws of the jurisdiction in which it is domiciled;

     (c) such securities will, in the case of stock, be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the charter or other document defining such rights and privileges;

     (d) in the case of debt securities, such securities will be valid and binding obligations of the issuer or guarantor in accordance with their terms;

     (e) the Applicants will legally acquire any securities or assets subject to this Application, and;

     (f) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by Emera, or by any associate company thereof.

     I hereby consent to the filing of this opinion as an exhibit to the Application.

                                         Very truly yours,
                                         //s// Richard J. Smith
                                         Corporate Secretary and General Counsel
                                         Emera Inc.